Exhibit 10.6

OVERTURE LICENSE AGREEMENT

This License Agreement is effective by and between Overture Services, Inc. (“Overture”) and Marchex, Inc. (“Licensee”) on the date on which Licensee completes its acquisition of the domains currently owned by Name Development Ltd. (“Effective Date”).

WITNESSETH

WHEREAS, Overture, as a result of its research and development and pursuant to assignment, is the owner of all right, title and interest in and to certain inventions relating to improvements in search engine methods and apparatus for use with computer networks such as the Internet; and

WHEREAS, Overture and Licensee desire to enter into this Agreement pursuant to which Overture will license to Licensee, and Licensee will license from Overture, certain patents subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall be defined as set forth:

“Change in Control” means (a) a merger, consolidation or other reorganization to which Licensee is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Licensee immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than fifty percent (50%) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction, (b) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of Licensee in a single transaction or a series of transactions representing in the aggregate forty percent (40%) or more of the total combined voting power of Licensee, or (c) a sale of all or substantially all of Licensee’s assets.

“Earned Royalties” means royalties paid or payable by Licensee to Overture pursuant to Section 4.2 below.

“Gross Revenue” means amounts earned by Licensee resulting from revenue *** attributable to the use, performance or other exploitation of the Licensed Patents, to the extent applicable, after deducting any taxes that Licensee may be required to collect, and deducting any international sales, goods and services, VAT or similar taxes which Licensee is required to pay, if any, excluding deductions for taxes on Licensee’s net income. ***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In cases in which Licensee operates the Licensee System to provide search results for partners or affiliates, the total revenue earned before any revenue sharing with such partners or affiliates shall be included in Gross Revenue.

“License” means the license granted pursuant to Section 2.1.

“Licensed Patents” means U.S. Patent Nos. 6,269,361 (“the ‘361 patent”), *** for the ‘361, *** patents (or respective foreign counterpart patents).

“Licensee System” means the “Paid Listing” systems, technologies, methodologies, services, and products, as currently available at Licensee’s website, www.enhance.com and www.goclick.com as the same have been made available prior to the Effective Date or are made available from time to time during the Term, by Licensee and its wholly-owned subsidiaries.

“Quarter” means the three-month periods ending March 31, June 30, September 30 and December 31 of each Royalty Year.

“Royalty Year” means each Royalty Year (or remainder thereof) during the term of this Agreement.

ARTICLE II

GRANT OF LICENSE; ACKNOWLEDGEMENTS; RELEASE

2.1 Subject to the terms and conditions of this Agreement, Overture hereby grants to Licensee and its subsidiaries a worldwide non-exclusive, non-transferable, non-assignable, and non-sublicensable limited license under the Licensed Patents to allow Licensee to use the Licensed Patents, to the extent applicable, in connection with Licensee’s operation of the Licensee System. Any entities or businesses acquired by Licensee after the Effective Date shall be included hereunder only as of such date of acquisition, and this Agreement shall not apply to release any such after-acquired businesses or entities from potential claims based upon or arising out of the Licensed Patents before such date of acquisition. No other license, express or implied, is granted to Licensee under any other patent, patent application, or other proprietary right of Overture.

2.2 Licensee’s acceptance of this grant of license is not an admission of use, performance or exploitation of the Licensed Patents in connection with the businesses of Licensee and its wholly-owned subsidiaries prior to the Effective Date, nor an obligation to use, perform or otherwise exploit the Licensed Patents in connection with its Licensee System or other businesses during the Term hereof. Licensee shall not be restricted in any manner from licensing, developing or otherwise acquiring intellectual property that may substitute or be used in conjunction with the Licensed Patents to the extent applicable.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3 Except as to executory performances required under this Agreement, Overture hereby unconditionally assigns, releases and absolutely and forever discharges Licensee and its wholly-owned subsidiaries at the date of this Agreement, and each of their past, present, and future officers, directors, employees, agents and representatives, and predecessors, and each of them, from any and all claims, demands, damages, debts, losses, causes of action, costs, expenses, accounts, obligations, attorney’s fees, liabilities, actions, causes of actions and indemnities of all and any nature whatsoever, under the law of any jurisdiction worldwide, whether known or unknown, suspected or unsuspected, whether concealed or hidden, which Overture now has, owns or holds or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, own or hold against Licensee and its wholly-owned subsidiaries, based upon or arising out of the Licensed Patents prior to the Effective Date (collectively referred to as the “Released Matters”). It is the intention of the parties in executing this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and general release of and from the Released Matters. With respect to any and all of the claims encompassed by this Section, Overture intends to and does hereby expressly waive, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides that:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have a materially affected his settlement with the debtor.

Overture further agrees that it may hereafter discover facts in addition to or different from those which are known or believed by Overture to be true with respect to the subject matter of this Section, but Overture nonetheless intends to, and does hereby fully, finally, and forever release any and all such claims, as described above, without regard to the subsequent discovery or existence of such different or additional facts.

ARTICLE III

TERM OF LICENSE

3.1 Unless sooner terminated in accordance with this Agreement, the License shall continue for the entirety of the term of the last to expire (including by a final determination of invalidity or unenforceabilty) of the Licensed Patents (the “Term”).

ARTICLE IV

ROYALTIES

4.1 As consideration for the rights granted hereunder, and including payment for Licensee’s manufacture, offer for sale, sale and use under the Licensed patents prior to the Effective Date, Licensee shall make a one-time payment of $5,174,000.00 (the “Upfront Payment”), payable pursuant to Article V. The amount of the Upfront Payment is inclusive of any applicable taxes under any jurisdiction worldwide.

4.2 In addition, as further consideration for the rights granted herein and taking into consideration the ongoing and valuable business relationship between the parties,

Licensee shall pay to Overture a favorable royalty rate of 3.75% (“Royalty Rate”) of Licensee’s Gross Revenue through December 31, 2016, after which no further royalty payments for the Licensed Patents shall be due. *** The amount of the Royalty Rate is inclusive of any applicable taxes under any jurisdiction worldwide.

4.3 Overture and Licensee are simultaneously entering into an agreement entitled Overture Master Agreement and dated the same as the Effective Date herein. The Upfront Payment will be discounted to $4,500,000.00 provided that this amount is paid in its entirety in accordance with Section 5.1 and the Overture Master Agreement remains in effect until *** which is the *** of the *** of the Overture Master Agreement; otherwise, no discount shall apply to any portion of the Upfront Payment. The Royalty Rate also will be discounted by 20% to 3.0% so long as the Overture Master Agreement remains in force and effect.

ARTICLE V

PAYMENTS AND REPORT

5.1 The total amount of the Upfront Payment shall be paid within *** of the Effective Date.

5.2 Within *** after the end of each *** thereafter, Licensee shall furnish to Overture *** in a form mutually agreed by the parties, and certified by an officer of Licensee to be correct to the best of Licensee’s knowledge and information, setting forth the *** applied thereto, and the *** payable thereon. Each *** shall be accompanied by Licensee’s payment of the amount due. All payments under this Agreement shall be in U.S. dollars.

5.3 Any payments, or portions thereof, more than *** overdue will bear a late payment fee of ***, or, if lower, the maximum rate allowed by applicable law.

ARTICLE VI

BOOKS AND RECORDS

6.1 Licensee shall maintain complete and accurate records and books of account in sufficient detail and form to enable determination and verification of *** until *** after the expiration or termination of this Agreement. Overture shall have the right, at its expense (except as provided below), to audit Licensee’s books and records for the purpose of verifying *** during the term of this Agreement and for a period of *** after expiration or termination of this

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement. Any audits made pursuant to this Section 6.1 shall be made not more than *** written notice, during regular business hours, by independent auditors reasonably acceptable to Licensee. For any audit performed hereunder, if the auditor’s calculation of *** is less than *** of the figures provided by Licensee in the ***, then (i) Licensee shall also pay the reasonable cost of the audit and (ii) such audit shall not count against the *** under this Section 6.1.

ARTICLE VII

CONFIDENTIALITY

7.1 The terms of this Agreement are confidential. Notwithstanding the confidentiality of this Agreement, the parties may disclose the existence (but not any of its terms) of this Agreement to any third party; provided, however, that Licensee shall not make any statements to the media or issue any other press releases whatsoever regarding this Agreement without the prior written consent of Overture. If either party determines upon the advice of legal counsel that disclosure of this Agreement to a third party is required under applicable law, then such disclosure may be made provided that the disclosing party gives notice in writing to the other party at least *** in advance of such disclosure and makes a good faith effort, in consultation with the other party, to take appropriate measures to ensure that the terms of this Agreement remain confidential to the extent permitted by law.

ARTICLE VIII

TERMINATION

8.1 Overture may terminate this Agreement in its entirety or for a particular country or website following *** written notice to Licensee, in the event Licensee:

(a) fails to make, within the *** period set by the notice, any payment which is due and payable pursuant to this Agreement and has been in arrears for more than ***; or

(b) commits a material breach of any other obligation of this Agreement that is not cured (if capable of being cured) within the *** period set by the notice; or

(c) becomes insolvent or, a petition in bankruptcy is filed against Licensee and is consented to, acquiesced in or remains undismissed for ***; or makes a general assignment for the benefit of creditors, or a receiver is appointed for Licensee, and Licensee does not return to solvency before the expiration of said *** period set by the notice.

8.2 Licensee shall have the right to terminate this Agreement for any reason upon *** prior written notice. In addition, Licensee shall be entitled to terminate this Agreement upon *** written notice to Overture in the event of Overture’s material breach of any of the provisions or this Agreement that is not cured (if capable of being cured) within the *** period set by the notice.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3 Termination of this Agreement for any reason shall not affect any rights or obligations accrued prior to the effective date of such termination, and specifically Licensee’s obligation to pay all of the ***, specified by Article IV; and Licensee’s obligations of confidentiality specified in Article VII, and the provisions of Articles V, VI, IX, and X shall survive the termination of this Agreement. In the event of termination, *** shall become due and payable as of the date of termination.

8.4 The rights provided in this Article VIII shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.

8.5 Waiver by either party of a single default or breach or of a succession of defaults or breaches shall not deprive such party of any right to terminate this Agreement pursuant to the terms hereof upon the occasion of any subsequent default or breach.

ARTICLE IX

WARRANTIES; INDEMNIFICATION

9.1 Overture represents and warrants that it owns the entire right, title, and interest in and to the Licensed Patents. Overture makes no representations or warranties that any Licensed Patent is valid, or that the manufacture, use, performance or that the exploitation of the Licensee System does not infringe upon any patent or other rights of a third party.

9.2 Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, OVERTURE WILL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (a) FOR ANY ***; (b) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES, OR RIGHTS; (c) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; (d) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA; OR (e) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. THE FOREGOING LIMITATION IS A FUNDAMENTAL PART OF THE BASIS OF OVERTURE’S BARGAIN HEREUNDER. OVERTURE WOULD NOT ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATION.

ARTICLE X

MISCELLANEOUS

10.1 This Agreement may not be amended except by written agreement signed by both of the parties. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes all previous written and oral agreements and communications relating to the subject matter of this Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2 Any notice, report, approval or consent required or permitted hereunder shall be sufficient only if personally delivered, delivered by a internationally recognized commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address set forth on the signature page hereto or as amended by notice pursuant to this section.

10.3 Licensee shall comply with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the License granted hereunder and the subject matter set forth herein. The parties agree that they are each independent contractors and nothing in this Agreement will be deemed to establish a joint venture, partnership, agency or employment relationship between the parties. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

10.4 Licensee shall include all notices provided by Overture regarding the Licensed Patents and the License on all websites where the Licensed System is displayed, used or operated. Such notices shall reference the Licensed Patents and shall be pre-approved (including the location thereof on the websites) by Overture. Other than the required Licensed Patents notices, and except as specifically provided herein, Licensee shall not use the name Overture or Yahoo! for any purpose without the prior written consent obtained from Overture in each instance.

10.5 Neither this Agreement nor any interest herein may be transferred, assigned or otherwise hypothecated by Licensee, directly or indirectly, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, without the prior written consent of Overture, which shall not be unreasonably withheld, and any attempted transfer or assignment without such consent shall be void.

10.6 Notwithstanding Section 10.5, either party may terminate this Agreement without liability to the other party upon the existence of a Change in Control by Licensee.

10.7 This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Both parties consent to the jurisdiction and venue of the California state and U.S. federal courts in Los Angeles County for all actions related to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

OVERTURE SERVICES, INC.		MARCHEX, INC.

By:	/s/ Ted Meisel	By:	/s/ John Keister
Name: Ted Meisel Title: President, Overture Services, Inc.		Name: John Keister Title: President
Overture Services, Inc. 74 North Pasadena Avenue Pasadena, CA 91103		Marchex, Inc. 413 Pine St., Suite 500 Seattle, Washington 98101
Attention: Jeanine L. Hayes, Esq. Telephone: 626-685-5600 Facsimile: 626-685-5601		Attention: General Counsel Telephone: 206-331-3310 Facsimile: 206-331-3696